                                                                  Exhibit 99.1


                    MEDIA:                ANALYSTS:
                    Stephen K. Dishart    Donald J. MacLeod
                    (412) 234-0850        (412) 234-5601
                                          David T. Lamar
                                          (412) 234-4633


FOR IMMEDIATE RELEASE


        MELLON REPORTS RECORD FULL YEAR AND FOURTH QUARTER 1997 RESULTS

 .  1997 Diluted Earnings Per Share Increases to $2.88 Per Share, Up 12 Percent
   Over Last Year
 .  Return on Common Equity is 21.5 Percent and Return on Assets is 1.80 Percent
   for 1997
 .  Announces Regular Quarterly Common and Preferred Stock Dividends

Financial Highlights                               Year ended                       Quarter ended
                                               --------------------       --------------------------------------
(dollar amounts in millions,                   Dec. 31,   Dec. 31,        Dec. 31,     Sept. 30,     Dec. 31,
 except per share amounts)                         1997       1996            1997          1997         1996
----------------------------------------------------------------------------------------------------------------
Diluted earnings per common share                 $2.88      $2.58 (a)       $ .75           $ .73      $ .67 (a)
Diluted tangible earnings per common share        $3.19      $2.87 (a)       $ .83           $ .80      $ .76 (a)
Net income applicable to common stock             $ 750      $ 689           $ 191           $ 191      $ 179
Tangible net income applicable to
  common stock                                    $ 832      $ 765           $ 212           $ 211      $ 200
Return on common equity                           21.5%      20.4%           21.2%           21.6%      20.9%
Return on tangible common equity                  37.5%      32.2%           38.3%           37.6%      36.6%
Return on assets                                  1.80%      1.74%           1.75%           1.81%      1.80%
Return on tangible assets                         2.05%      1.97%           2.00%           2.05%      2.06%
Fee revenue as a percentage
  of total revenue (FTE)                            62%        58%             66%             63%        60%
Efficiency ratio excluding
  amortization of intangibles and
  trust-preferred securities expense                62%        60%             65%             62%        56%
----------------------------------------------------------------------------------------------------------------

(a) Restated to reflect the two-for-one common stock split distributed on June 2, 1997.
Note: Quarterly returns are annualized.

PITTSBURGH, Jan. 16, 1998--Mellon Bank Corporation (NYSE: MEL) today reported record 1997 diluted earnings per common share of $2.88, an increase of 12 percent, compared with $2.58 per common share in 1996. Mellon reported net income applicable to common stock of $750 million, compared with $689 million for the full year 1996.

Mellon Reports Earnings
January 16, 1998
Page 2


     "We continued our strong revenue growth performance in the fourth quarter, which helped us to achieve outstanding results in 1997," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "This performance again provided shareholders with superior returns on equity and assets, record earnings per share as well as a new record stock price achieved during the quarter. We attribute this success to our employees' consistent execution of Mellon's strategy of being a broad-based financial services company with a bank at its core."

     The Corporation also declared its regular common dividend of 33 cents per share and its regular quarterly preferred dividend on its Series K preferred stock (NYSE: MEL PrK) at the rate of $2.05 per share per annum. Dividends on the Corporation's common stock and Series K preferred stock are payable Feb. 17, 1998, to shareholders of record at the close of business on Jan. 30, 1998. The Corporation previously announced that the Series K preferred stock will be redeemed on Feb. 17, 1998.

Full Year 1997

     Return on common shareholders' equity and return on assets were 21.5 percent and 1.80 percent, respectively, in 1997, compared with 20.4 percent and
1.74 percent, respectively, in 1996. Return on tangible common shareholders' equity and return on tangible assets were 37.5 percent and 2.05 percent, respectively, in 1997, compared with 32.2 percent and 1.97 percent, respectively, in 1996.

     Net interest revenue for the full year 1997 was $1,467 million, a decrease of $11 million compared with $1,478 million in 1996, principally resulting from loan sales and securitizations, funding costs related to the repurchase of common stock and lower loan fees primarily offset by the 1996 lease financing acquisitions and the use of proceeds from the trust-preferred securities.

     Fee revenue was $2,418 million in 1997, up $399 million, compared with $2,019 million in 1996. The increase in fee revenue was primarily attributable to higher trust and investment fees resulting from the Buck Consultants, Inc.
(Buck) acquisition on July 1, 1997, new business and an increase in the market value of assets under management. Excluding the Buck acquisition and the gain on the sale of the corporate trust business, both in 1997, and the gain on the sale of the American Automobile Association (AAA) credit card portfolio in 1996, fee revenue increased $260 million, or 13 percent, compared with 1996.

     Operating expense before net revenue from acquired property and trust-preferred securities expense was $2,509 million in 1997, up $304 million from $2,205 million in 1996. The increase primarily resulted from the Buck acquisition, a full-year impact of the 1996 lease financing acquisitions and business growth. The Corporation's effective tax rate for 1997 was 34.1 percent, compared with 36.3 percent for 1996. The lower tax rate resulted from a fourth quarter 1997 realignment of Corporate entities.

     Credit quality expense was $129 million in 1997, a decrease of $13 million compared with 1996, reflecting a decrease in the provision for credit losses and higher gains on the sale of other real estate owned (OREO). Nonperforming assets totaled $181 million at Dec. 31, 1997, compared with $175 million at Sept. 30, 1997, and $174 million at Dec. 31, 1996. The ratio of nonperforming assets to total loans and net acquired property was .62 percent at Dec. 31, 1997. This ratio has been lower than 1 percent for 14 consecutive quarters.

Fourth Quarter 1997

     Fourth quarter 1997 diluted earnings per common share was 75 cents, an increase of 12 percent compared with 67 cents in the fourth quarter of 1996. Net income applicable to common stock totaled

Mellon Reports Earnings
January 16, 1998
Page 3

$191 million in the fourth quarter of 1997, compared with $179 million in the prior-year period. Annualized return on common shareholders' equity and return on assets were 21.2 percent and 1.75 percent, respectively, in the fourth quarter of 1997, compared with 20.9 percent and 1.80 percent, respectively, in the fourth quarter of 1996. Annualized return on tangible common shareholders' equity and return on tangible assets were 38.3 percent and 2.00 percent, respectively, in the fourth quarter of 1997, compared with 36.6 percent and 2.06 percent, respectively, in the fourth quarter of 1996.

     Net interest revenue for the fourth quarter of 1997 was $361 million, down $10 million compared with $371 million in the prior-year period.

     Fee revenue was $707 million in the fourth quarter of 1997, up $141 million, compared with $566 million in the fourth quarter of 1996. The increase was primarily attributable to higher trust and investment fees resulting from the Buck acquisition on July 1, 1997, new business and an increase in the market value of assets under management. Excluding the Buck acquisition and the gain on the sale of the corporate trust business, both in 1997, and the gain on the sale of the AAA credit card portfolio in 1996, fee revenue increased $79 million, or 16 percent, compared with the prior-year period.

     Operating expense before net revenue from acquired property and trust-preferred securities expense for the fourth quarter of 1997 was $722 million, up $163 million from $559 million in the fourth quarter of 1996. The increase primarily resulted from the Buck acquisition, business growth, business development and reengineering initiatives, and higher equipment expense.

     Credit quality expense was $61 million in the fourth quarter of 1997, a $16 million decrease compared with $77 million in the fourth quarter of 1996. The decrease reflected a $9 million increase in the net revenue from acquired property and a $7 million decrease in the provision for credit losses.

     A broad-based financial services company with a bank at its core, Mellon Bank Corporation ranks among the nation's largest bank holding companies in market capitalization. With more than $300 billion of assets under management and approximately $1.5 trillion of assets under administration, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund company, The Dreyfus Corporation, places Mellon as the leading bank manager of mutual funds. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

     Press releases and other information about Mellon Bank Corporation and its products and services are available at http://www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

Mellon Reports Earnings
January 16, 1998
Page 4


Tangible Operating Results
--------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles that are amortized as noncash charges in future years into operating expense. The pooling of interests method does not result in the recording of goodwill or intangibles. Since goodwill and intangible amortization expense does not result in a cash expense, the economic value to shareholders under either accounting method is essentially the same. Results, excluding the impact of intangibles, are shown in the table below.

                                                    Quarter ended                  Year ended
                                        --------------------------------       --------------------
(dollar amounts in millions,            Dec. 31,   Sept. 30,    Dec. 31,       Dec. 31,    Dec. 31,
 ratios annualized)                         1997        1997        1996           1997        1996
---------------------------------------------------------------------------------------------------
Net income applicable
 to common stock                         $   191     $   191     $   179        $   750     $   689
After-tax impact of
 amortization of
 intangibles from
 purchase acquisitions                        21          20          21             82          76
---------------------------------------------------------------------------------------------------
   Tangible net income
    applicable to
    common stock                         $   212     $   211     $   200        $   832     $   765
   Tangible earnings per
    common share - diluted (a)           $   .83     $   .80     $   .76          $3.19     $  2.87
---------------------------------------------------------------------------------------------------

Average common equity                    $ 3,573     $ 3,520     $ 3,410         $3,494     $ 3,381
Average goodwill and
 other intangibles                         1,378       1,291       1,241          1,275       1,003
---------------------------------------------------------------------------------------------------
   Average tangible
    common equity                        $ 2,195     $ 2,229     $ 2,169        $ 2,219     $ 2,378
Return on tangible
 common equity                             38.3%       37.6%       36.6%          37.5%       32.2%
---------------------------------------------------------------------------------------------------

Average total assets                     $44,266     $42,879     $42,636        $42,942     $42,013
Average tangible assets                  $42,888     $41,588     $41,395        $41,667     $41,010

Return on tangible assets                  2.00%       2.05%       2.06%          2.05%       1.97%
---------------------------------------------------------------------------------------------------

(a) Earnings per share are presented in accordance with the requirements of Financial Accounting Standard No. 128, "Earnings per Share," which was adopted by the Corporation in the fourth quarter of 1997. Prior-period amounts have been restated. In addition, 1996 amounts were restated to reflect the two-for-one common stock split distributed on June 2, 1997.

Mellon Reports Earnings
January 16, 1998
Page 5


Net Interest Revenue
--------------------

                                                    Quarter ended                  Year ended
                                        --------------------------------       ---------------------
                                        Dec. 31,   Sept. 30,    Dec. 31,       Dec. 31,    Dec. 31,
(in millions)                               1997        1997        1996           1997        1996
----------------------------------------------------------------------------------------------------
Net interest revenue (FTE)                  $362        $369        $374        $1,475       $1,488
Net interest margin (FTE)                  4.07%       4.24%       4.20%         4.24%        4.26%
Average securities                       $ 5,293     $ 5,469     $ 6,198       $ 5,593      $ 6,184
Average loans                            $28,476     $27,596     $27,900       $27,823      $27,233
Average interest-earning
 assets                                  $35,325     $34,467     $35,466       $34,777      $34,944
----------------------------------------------------------------------------------------------------

The $12 million decrease in fully taxable equivalent net interest revenue in the fourth quarter of 1997, compared with the fourth quarter of 1996, resulted from the funding costs related to the repurchase of common stock, the December 1996 $500 million insurance premium finance securitization and the effect of the November 1996 sale of a $770 million American Automobile Association (AAA) credit card portfolio. Primarily offsetting these factors was the use of the proceeds from the $1 billion of trust-preferred securities issued in December 1996. The cost of the trust-preferred securities is reported in operating expense. Excluding the effect of the loan securitizations and equity repurchases, net interest revenue and the net interest margin for the fourth quarter and full year 1997 would have been approximately $420 million and 4.46% and $1,696 million and 4.60%, respectively, compared with approximately $419 million and 4.49% and $1,649 million and 4.53%, respectively, in the fourth quarter and full year 1996.

The $13 million decrease in fully taxable equivalent net interest revenue in the full year 1997, compared with the full year 1996, principally resulted from the sale of the AAA credit card portfolio, funding costs related to the repurchase of common stock, the insurance premium finance securitization and lower loan fees. Primarily offsetting these factors were the full-year impact of the $1.6 billion lease financing acquisitions in 1996 and the use of proceeds from the $1 billion of trust-preferred securities.

Mellon Reports Earnings
January 16, 1998
Page 6


Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                                    Quarter ended                  Year ended
                                        --------------------------------       --------------------
                                        Dec. 31,   Sept. 30,    Dec. 31,       Dec. 31,    Dec. 31,
(in millions)                               1997        1997        1996           1997        1996
---------------------------------------------------------------------------------------------------
Provision for credit losses                $  73        $ 25        $ 80          $ 148       $ 155
Net revenue from acquired property           (12)         (1)         (3)           (19)        (13)
---------------------------------------------------------------------------------------------------
     Credit quality expense                $  61        $ 24        $ 77          $ 129       $ 142
---------------------------------------------------------------------------------------------------

Net credit (losses) recoveries(a):
 Domestic:
  Credit card                             $ (20)       $(26)       $(33)         $(107)       $(114)
  Other consumer credit                      (4)         (4)         (5)           (16)         (15)
  Commercial real estate                    (15)          1           3            (10)           2
  Commercial and financial                   (2)         (2)         (1)            (8)           2
---------------------------------------------------------------------------------------------------
     Total domestic                         (41)        (31)        (36)          (141)        (125)
 International                                -           -           -              5            1
---------------------------------------------------------------------------------------------------
Net credit losses                           (41)        (31)        (36)          (136)        (124)
Credit losses on assets held
 for accelerated resolution                 (65)          -           -            (65)           -
---------------------------------------------------------------------------------------------------
     Total net credit losses              $(106)       $(31)       $(36)         $(201)       $(124)
---------------------------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                         1.48%        .45%        .51%           .72%         .46%
Annualized net credit losses to
 average loans excluding net
 credit losses on assets held for
 accelerated resolution                    .56%        .45%        .51%           .49%         .46%
---------------------------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets.

Credit quality expense in the fourth quarter of 1997 decreased $16 million compared with the fourth quarter of 1996, as a result of a $9 million increase in net revenue from acquired property and a $7 million decrease in the provision for credit losses. The increase in net revenue from acquired property was primarily due to gains on the sale of OREO properties. The fourth quarters of 1997 and 1996 included $48 million and $55 million, respectively, of additional provision for credit losses primarily related to the credit card portfolio. These additional credit loss provisions were made in response to credit losses from the CornerStone(SM) credit card portfolio.

The $70 million increase in net credit losses, compared with the fourth quarter of 1996, resulted from a $52 million increase in credit card net

Mellon Reports Earnings
January 16, 1998
Page 7


credit losses due to losses in the CornerStone(SM) portfolio and an $18 million increase in commercial real estate net credit losses, primarily from one commercial real estate loan.

In December 1997, the Corporation transferred $231 million of CornerStone(SM) credit card loans into the accelerated resolution portfolio that was established in 1995. In connection with this $231 million transfer, the Corporation evaluated the carrying value of these loans and recorded a credit loss of $65 million to reflect this portfolio's estimated net realizable value of $166 million. Substantially all of the interest and principal receipts, fees and loan loss recoveries on loans in this portfolio are applied to reduce the carrying value of this portfolio, which totaled $157 million at December 31, 1997. The accelerated resolution portfolio had a net carrying value of zero at September 30, 1997, and $30 million at year-end 1996.

Total net credit losses in the fourth quarter of 1997 on the CornerStone(SM) credit card portfolio were $78 million, including the $65 million of credit losses on the loans transferred to the accelerated resolution portfolio and $13 million of credit losses recorded prior to this transfer. Excluding these credit losses, the ratio of annualized net credit losses to average loans in the fourth quarter of 1997 was 38 basis points. Remaining CornerStone(SM) credit card loans not transferred to the accelerated resolution portfolio totaled $266 million at December 31, 1997, compared with $631 million at December 31, 1996. The Corporation expects a significant reduction in net credit card credit losses in 1998 as a result of the actions taken on the CornerStones(SM) portfolio.

Mellon Reports Earnings
January 16, 1998
Page 8


Net credit losses increased $77 million in the full year 1997, compared with the full year 1996, reflecting the higher level of credit card and commercial loan net credit losses during the year. Partially offsetting these credit losses were higher recoveries on international loans.

Noninterest Revenue
-------------------

                                                    Quarter ended                  Year ended
                                        --------------------------------       --------------------
                                        Dec. 31,   Sept. 30,    Dec. 31,       Dec. 31,    Dec. 31,
(in millions)                               1997        1997        1996           1997        1996
---------------------------------------------------------------------------------------------------
Fee revenue:
Trust and investment revenue:
 Investment management:
   Mutual fund                              $100        $ 97        $ 88         $  374      $  340
   Private asset                              51          47          41            182         150
   Institutional asset                        48          45          34            171         137
---------------------------------------------------------------------------------------------------
     Total investment management
      revenue                                199         189         163            727         627
 Administration/custody/consulting:
   Mutual fund                                36          34          29            133         108
   Private asset                               4           4           3             16          12
   Institutional trust                        94          94          64            327         247
   Benefits consulting                        54          54           -            108           -
---------------------------------------------------------------------------------------------------
     Total administration/
       custody/consulting revenue            188         186          96            584         367
---------------------------------------------------------------------------------------------------
Total trust and investment
       fee revenue                           387         375         259          1,311         994
Cash management and deposit
 transaction charges                          65          62          56            242         211
Mortgage servicing fees                       56          53          49            213         180
Foreign currency and securities
 trading revenue                              36          32          19            118          80
Credit card fees                              24          24          28             97         120
Information services fees                      9           7          16             42          50
Gain on sale of corporate
 trust business                               43           -           -             43           -
Gain on sale of credit card portfolio          -           -          57              -          57
Other                                         87          82          82            352         327
---------------------------------------------------------------------------------------------------
   Total fee revenue                         707         635         566          2,418       2,019
Gains on sale of securities                    -           -           3              -           4
---------------------------------------------------------------------------------------------------
   Total noninterest revenue                $707        $635        $569         $2,418      $2,023
---------------------------------------------------------------------------------------------------
Fee revenue as a percentage of
 total revenue (FTE)                         66%         63%         60%            62%         58%
Trust and investment fee
 revenue as a percentage of
   total revenue (FTE)                       36%         37%         27%            34%         28%
---------------------------------------------------------------------------------------------------

Mellon Reports Earnings
January 16, 1998
Page 9


Fee revenue increased $141 million, or 25%, in the fourth quarter of 1997, compared with the fourth quarter of 1996. Excluding $76 million of revenue resulting from the Buck acquisition, the $43 million gain on the sale of the corporate trust business, both in 1997, and the $57 million gain on the sale of the AAA credit card portfolio in 1996, fee revenue increased $79 million, or 16%, compared with the prior-year period.

The $128 million, or 49%, increase in trust and investment fees in the fourth quarter of 1997, compared with the prior-year period, reflects $54 million of benefits consulting fees and $22 million of institutional trust fees resulting from the Buck acquisition. Excluding the fees resulting from the Buck acquisition, trust and investment fees increased $52 million, or 20%, compared with the fourth quarter of 1996.

The $36 million increase in investment management revenue resulted from a $12 million, or 15%, increase in mutual fund management revenue, a $10 million, or 22%, increase in private asset management revenue and a $14 million, or 41%, increase in institutional asset management revenue. These increases resulted from new business and an increase in the market value of assets under management. Proprietary funds managed at Dreyfus in the fourth quarter of 1997 averaged $93 billion, up $2 billion from $91 billion in the third quarter of 1997 and up $11 billion from $82 billion in the fourth quarter of 1996. The increase from the prior-year periods primarily resulted from increases in equity funds and taxable money market funds. Equity funds averaged $22 billion in the fourth quarter of 1997, compared with $15 billion in the fourth quarter of 1996.

Mellon Reports Earnings
January 16, 1998
Page 10


Administration/custody/consulting fee revenue increased $92 million in the fourth quarter of 1997 compared with the fourth quarter of 1996 and included $54 million of benefits consulting fees and $22 million of institutional trust fees resulting from the Buck acquisition. Institutional trust fees, excluding the $22 million of fees resulting from the Buck acquisition, increased $8 million, or 10%, while mutual fund administration/custody revenue increased $7 million, or 29%. These increases resulted primarily from new business and higher transaction volumes.

The 18% increase in cash management fees and deposit transaction charges in the fourth quarter of 1997, compared with the prior-year period, primarily resulted from higher volumes of business in customer receivables, payables and treasury management products.

The 13% increase in mortgage servicing fees in the fourth quarter of 1997, compared with the prior-year period, resulted from a higher level of mortgage servicing rights acquired through portfolio acquisitions.

The 85% increase in foreign currency and securities trading revenue in the fourth quarter of 1997, compared with the prior-year period, was attributable to higher foreign exchange fees earned as a result of higher levels of market volatility and customer activity, primarily in the Corporation's global custody business.

Credit card revenue decreased 15% in the fourth quarter of 1997, compared with the fourth quarter of 1996, as a result of lower fee revenue from the securitized credit card portfolio and the sale of the AAA credit card portfolio in November 1996.

Mellon Reports Earnings
January 16, 1998
Page 11


The $7 million decrease in information services fee revenue, compared with the fourth quarter of 1996, primarily resulted from the third quarter 1997 sale of 50% of the Corporation's interest in the R-M Trust Company to the Canadian Imperial Bank of Commerce (CIBC). The R-M Trust Company was subsequently renamed CIBC Mellon Trust Company. The Corporation accounts for its interest in CIBC Mellon Trust Company under the equity method of accounting, with net results recorded as information services fee revenue.

In late November 1997, the Corporation sold its corporate trust business to Chase Manhattan Bank. This business generated $18 million of revenue in the first nine months of 1997 including approximately $12 million of fee revenue. The Corporation recorded a gain of $43 million on the sale.

Other fee revenue increased $5 million in the fourth quarter of 1997, compared with the prior-year period. This increase primarily resulted from a $6 million increase in servicing fee revenue from the insurance premium finance loan securitization.

Fee revenue increased $399 million, or 20%, in the full year of 1997, compared with 1996. Excluding the $153 million of revenue resulting from the Buck acquisition, the $43 million gain on the sale of the corporate trust business, both in 1997, and the $57 million gain on the sale of the AAA credit card portfolio in 1996, fee revenue increased $260 million, or 13%, compared with the prior year. Excluding the $153 million of revenue from the Buck acquisition, trust and investment fees increased $164 million, or 16%, in 1997 compared with the full year 1996.

Mellon Reports Earnings
January 16, 1998
Page 12


Operating Expense
-----------------

                                                    Quarter ended                  Year ended
                                        --------------------------------       --------------------
                                        Dec. 31,   Sept. 30,    Dec. 31,       Dec. 31,    Dec. 31,
(dollar amounts in millions)                1997        1997        1996           1997        1996
---------------------------------------------------------------------------------------------------
Staff expense                               $354        $344        $267         $1,242      $1,055
Net occupancy expense                         64          55          49            225         205
Professional, legal and
 other purchased services                     72          55          50            219         195
Equipment expense                             65          38          39            175         145
Amortization of mortgage
 servicing assets and purchased
 credit card relationships                    33          29          25            118         107
Amortization of goodwill
 and other intangible assets                  26          25          27            105         100
Other expense                                108         105         102            425         398
---------------------------------------------------------------------------------------------------
  Operating expense before
   net revenue from acquired
   property and trust-preferred
   securities expense                        722         651         559          2,509       2,205
Trust-preferred
 securities expense                           19          20           3             78           3
Net revenue from
 acquired property                           (12)         (1)         (3)           (19)        (13)
---------------------------------------------------------------------------------------------------
  Total operating expense                   $729        $670        $559         $2,568      $2,195
---------------------------------------------------------------------------------------------------
Average full-time equivalent
 staff                                    27,500      27,300      24,700         26,400      24,600
---------------------------------------------------------------------------------------------------
Efficiency ratio (a)                         67%         65%         59%            64%         63%
Efficiency ratio excluding
 amortization of goodwill and
 other intangible assets                     65%         62%         56%            62%         60%
---------------------------------------------------------------------------------------------------

(a) Operating expense before net revenue from acquired property and trust-preferred securities expense, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities.

Operating expense before net revenue from acquired property and trust-preferred securities expense increased $163 million, or 29%, in the fourth quarter of 1997, compared with the prior-year period, resulting from the Buck acquisition, business growth, business development and reengineering initiatives, and higher equipment expense.

Staff expense increased $87 million in the fourth quarter of 1997, compared with the prior-year period, primarily from the Buck acquisition as well as an increase in incentive expense and higher expense of temporary help and contract programmers.

Mellon Reports Earnings
January 16, 1998
Page 13


Net occupancy expense increased $15 million in the fourth quarter of 1997, compared with the prior-year period, primarily from write-downs related to the consolidation of branch and processing locations, as well as from the Buck acquisition.

Professional, legal and other purchased services increased $22 million in the fourth quarter of 1997, compared with the prior-year period, primarily from an increase in consulting expenses related to business growth and reengineering initiatives and from the Buck acquisition.

Equipment expense increased $26 million in the fourth quarter of 1997, compared with the prior-year period, primarily from the one-time expense of upgrading computer hardware and from the Buck acquisition.

The amortization of mortgage servicing assets and purchased credit card relationships increased $8 million in the fourth quarter of 1997, compared with the prior-year period, resulting primarily from a higher level of mortgage servicing rights acquired through portfolio acquisitions and a higher level of mortgage prepayments.

The $16 million increase in trust-preferred securities expense in the fourth quarter of 1997, compared with the prior-year period, resulted from a full quarter's impact of the issuance of $1 billion of these securities in December 1996. The proceeds from these securities were used to fund interest-earning assets. The $9 million increase in net revenue from acquired property resulted from higher gains on the sale of OREO properties.

Mellon Reports Earnings
January 16, 1998
Page 14


The $304 million, or 14%, increase in operating expense before net revenue from acquired property and trust-preferred securities expense in the full year 1997, compared with the full year 1996, primarily resulted from the Buck acquisition and the other factors responsible for the fourth quarter 1997 increase, as well as the full-year impact of the 1996 lease financing acquisitions.

Income Taxes
------------

The Corporation's effective tax rate for 1997 was 34.1%, compared with 36.3% for 1996. The lower effective tax rate in 1997 resulted from a fourth quarter 1997 realignment of Corporate entities. It is currently anticipated that the effective tax rate will be approximately 35.3% in 1998.

Nonperforming Assets(a)
-----------------------

                                      Dec. 31,   Sept. 30,   June 30,   Dec. 31,
(in millions)                             1997        1997       1997       1996
--------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                      $  52       $  52      $  54      $  50
  Commercial real estate                    49          14          9         16
  Other domestic                            32          38         27         28
--------------------------------------------------------------------------------
     Total nonperforming loans             133         104         90         94
Acquired property:
  Real estate acquired                      52          76         77         86
  Reserve for real estate acquired          (9)         (9)        (9)       (10)
--------------------------------------------------------------------------------
     Net real estate acquired               43          67         68         76
  Other assets acquired                      5           4          4          4
--------------------------------------------------------------------------------
     Total acquired property                48          71         72         80
--------------------------------------------------------------------------------
     Total nonperforming assets          $ 181       $ 175      $ 162      $ 174
--------------------------------------------------------------------------------
Nonperforming loans as a
 percentage of total loans                .46%        .37%       .32%       .35%
Nonperforming assets as a
 percentage of total loans
 and net acquired property                .62%        .62%       .57%       .63%
--------------------------------------------------------------------------------

(a) Excludes segregated assets.

Nonperforming assets increased $6 million from September 30, 1997. This increase resulted primarily from the addition of a commercial real estate

Mellon Reports Earnings
January 16, 1998
Page 15


loan to nonperforming status, partially offset by a lower level of OREO. The ratio of nonperforming assets to total loans and net acquired property was .62% at December 31, 1997. This ratio has been lower than 1% for 14 consecutive quarters.

The $7 million increase in nonperforming assets from December 31, 1996, primarily resulted from the same factors impacting the fourth quarter.


Reserve for Credit Losses
-------------------------
                                               Dec. 31,   Sept. 30,   June 30,   Dec. 31,
(in millions)                                      1997        1997       1997       1996
-----------------------------------------------------------------------------------------
Reserve for credit losses (a)                     $ 475       $ 505      $ 511      $ 525
Reserve as a percentage of total loans            1.63%       1.78%      1.82%      1.92%
-----------------------------------------------------------------------------------------

(a) Excludes reserve for segregated assets.

The $30 million decrease in the reserve for credit losses from September 30, 1997, resulted primarily from credit losses on the CornerStone(SM) credit card loans including the $65 million of credit losses taken on the CornerStone(SM) loans that were transferred to the accelerated resolution portfolio in December 1997. These loans were transferred at their estimated net realizable value. The excess of the carrying value over the estimated realizable value was recorded as a credit loss.

Mellon Reports Earnings
January 16, 1998
Page 16


Selected Capital Data
---------------------

(in millions, except                    Dec. 31,   Sept. 30,   June 30,   Dec. 31,
per share amounts)                          1997        1997       1997         1996
------------------------------------------------------------------------------------
Common shareholders' equity             $  3,652    $  3,585   $  3,377       $3,456
Common shareholders' equity
 to assets ratio                           8.13%       8.25%      7.72%        8.11%

Tangible common shareholders'
 equity                                 $  2,227    $  2,265   $  2,180       $2,218
Tangible common shareholders'
 equity to assets ratio (a)                5.12%       5.37%      5.13%        5.36%

Total shareholders' equity              $  3,845    $  3,778   $  3,570       $3,746
Total shareholders' equity
 to assets ratio                           8.56%       8.69%      8.17%        8.79%

Tier I capital ratio                       7.70 (b)     8.08       7.94         8.38
Total (Tier I and Tier II)
 capital ratio                            12.70 (b)    13.24      13.24        13.58
Leverage capital ratio                     8.00 (b)     8.37       8.20         8.31

Book value per common share            $  14.39     $  14.08   $  13.42      $ 13.43 (c)
Tangible book value per common share       8.77         8.90       8.66         8.62 (c)
Closing common stock price                60.63        54.75     45.125        35.50 (c)
Market capitalization                    15,386       13,938     11,353        9,134
Common shares outstanding (000)         253,786      254,578    251,599      257,294 (c)
------------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b)  Estimated.
(c) Restated to reflect the two-for-one common stock split distributed on June 2, 1997.


The increase in common and total shareholders' equity at December 31, 1997, compared with December 31, 1996, reflects earnings retention and the common shares issued in the Buck acquisition, partially offset by common stock repurchases. Also impacting total shareholders' equity was the February 1997 redemption of the $100 million Series J preferred stock.

The Corporation's average level of treasury stock was approximately $280 million higher in the fourth quarter of 1997, compared with the fourth quarter of 1996. After giving effect to funding the higher level of treasury stock, valued at a short-term funding rate, the lower share count increased

Mellon Reports Earnings
January 16, 1998
Page 17


earnings per share 1% while ongoing business growth increased earnings per share 11%.

The decrease in the Corporation's regulatory capital ratios, compared with December 31, 1996, reflects a higher level of risk-adjusted assets at December 31, 1997, compared with December 31, 1996, as well as a higher level of goodwill and other intangibles.

During the fourth quarter of 1997, the Corporation repurchased approximately 1.2 million shares of common stock, bringing total repurchases in 1997 to 12 million common shares, prior to any reissuances. Since the beginning of 1995, the Corporation has repurchased approximately 59 million common shares, prior to any reissuances, as well as warrants for 9 million shares of common stock.

On January 8, 1998, the Corporation announced that it will redeem its $200 million Series K preferred stock on February 17, 1998.

                                 SUMMARY DATA
                            Mellon Bank Corporation

                                                       Three months ended              Year ended
 (dollar amounts in millions,                               Dec. 31,                     Dec. 31,
 except per share amounts;                             ------------------            ---------------
 common shares in thousands)                            1997         1996            1997       1996
                                                        ----         ----            ----       ----
Selected key data
-----------------
  Net income per common share (a)(b)                $    .75     $    .67        $   2.88   $   2.58
  Tangible net income per
    common share (a)(b)(c)                          $    .83     $    .76        $   3.19   $   2.87
  Net income applicable to
    common stock                                    $    191     $    179        $    750   $    689
  Tangible net income applicable
   to common stock (c)                              $    212     $    200        $    832   $    765

  Return on common shareholders'
    equity (d)                                         21.2%        20.9%           21.5%      20.4%
  Return on tangible common
   shareholders' equity (c)(d)                         38.3%        36.6%           37.5%      32.2%
  Return on assets (d)                                 1.75%        1.80%           1.80%      1.74%
  Return on tangible assets (c)(d)                     2.00%        2.06%           2.05%      1.97%
  Common equity to assets                              8.13%        8.11%           8.13%      8.11%
  Tangible common equity to assets                     5.12%        5.36%           5.12%      5.36%

Average balances for the period
-------------------------------
  Money market investments                          $  1,397     $  1,272        $  1,186   $  1,381
  Trading account securities                             159           96             175        146
  Securities                                           5,293        6,198           5,593      6,184
  Loans                                               28,476       27,900          27,823     27,233
  Total interest-earning assets                       35,325       35,466          34,777     34,944
  Total assets                                        44,266       42,636          42,942     42,013
  Total tangible assets                               42,888       41,395          41,667     41,010
  Deposits                                            31,085       31,569          30,459     30,838
  Total interest-bearing liabilities                  28,123       29,210          27,677     28,588
  Common shareholders' equity                          3,573        3,410           3,494      3,381
  Tangible common shareholders' equity                 2,195        2,169           2,219      2,378
  Total shareholders' equity                           3,766        3,820           3,700      3,810

Computation of net income per common
  share (b)
------------------------------------
Net income applicable to common stock               $    191     $    179        $    750   $    689
Total stock and stock equivalents:
  Basic                                              253,886      258,210         255,356    262,411
  Diluted                                            259,430      263,045         260,829    266,591
Basic net income per common share                   $    .76     $    .69        $   2.94   $   2.63
Diluted net income per
 common share                                       $    .75     $    .67        $   2.88   $   2.58
_______________________

(a) Diluted.
(b) Earnings per share are presented in accordance with the requirements of Financial Accounting Standard No. 128, "Earnings per Share," which was adopted by the Corporation in the fourth quarter of 1997. Prior-period amounts have been restated. In addition, 1996 amounts were restated to reflect the two-for-one common stock split distributed on June 2, 1997.
(c) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(d) Quarterly returns are annualized.
Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                             Three months ended        Year ended
                                                  Dec. 31,              Dec. 31,
(in millions, except per                     ------------------      ---------------
share amounts)                                 1997       1996       1997       1996
                                               ----       ----       ----       ----
Interest revenue
----------------
Interest and fees on loans (loan fees
 of $23, $24, $81 and $96)                    $ 577      $ 579     $2,268     $2,253
Interest-bearing deposits with banks              6          8         26         36
Federal funds sold and securities
 under resale agreements                         10          7         30         30
Other money market investments                    2          1          6          7
Trading account securities                        2          1          9          7
Securities                                       88        103        377        406
                                              -----      -----     ------     ------
     Total interest revenue                     685        699      2,716      2,739

Interest expense
----------------
Interest on deposits                            224        240        878        903
Federal funds purchased and securities
 under repurchase agreements                     22         20         77         94
Other short-term borrowings                      29         24        105        121
Notes and debentures                             49         44        189        143
                                              -----      -----     ------     ------
     Total interest expense                     324        328      1,249      1,261
                                              -----      -----     ------     ------
     Net interest revenue                       361        371      1,467      1,478
Provision for credit losses                      73         80        148        155
                                              -----      -----     ------     ------
     Net interest revenue after
      provision for credit losses               288        291      1,319      1,323

Noninterest revenue
-------------------
Trust and investment fee revenue                387        259      1,311        994
Cash management and deposit
 transaction charges                             65         56        242        211
Mortgage servicing fees                          56         49        213        180
Foreign currency and securities
 trading revenue                                 36         19        118         80
Credit card fees                                 24         28         97        120
Information services fees                         9         16         42         50
Gain on sale of corporate trust business         43          -         43          -
Gain on sale of credit card portfolio             -         57          -         57
Other                                            87         82        352        327
                                              -----      -----     ------     ------
     Total fee revenue                          707        566      2,418      2,019
Gains on sales of securities                      -          3          -          4
                                              -----      -----     ------     ------
     Total noninterest revenue                  707        569      2,418      2,023

Operating expense
-----------------
Staff expense                                   354        267      1,242      1,055
Net occupancy expense                            64         49        225        205
Professional, legal and other
 purchased services                              72         50        219        195
Equipment expense                                65         39        175        145
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                                   33         25        118        107
Amortization of goodwill and other
 intangible assets                               26         27        105        100
Other expense                                   108        102        425        398
Trust-preferred securities expense               19          3         78          3
Net revenue from acquired property              (12)        (3)       (19)       (13)
                                              -----      -----     ------     ------
     Total operating expense                    729        559      2,568      2,195
                                              -----      -----     ------     ------
     Income before income taxes                 266        301      1,169      1,151
Provision for income taxes                       71        107        398        418
                                              -----      -----     ------     ------
     Net income                                 195        194        771        733
Dividends on preferred stock                      4         15         21         44
                                              -----      -----     ------     ------
     Net income applicable to
      common stock                            $ 191      $ 179     $  750     $  689
                                              =====      =====     ======     ======

Basic net income per common share             $ .76      $ .69     $ 2.94     $ 2.63
                                              =====      =====     ======     ======
Diluted net income per common share           $ .75      $ .67     $ 2.88     $ 2.58
                                              =====      =====     ======     ======

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation



                                                    Dec. 31,   Sept. 30,   Dec. 31,
(dollar amounts in millions)                            1997        1997       1996
                                                    --------   ---------   --------
Assets
------
Cash and due from banks                              $ 3,650     $ 3,032    $ 2,846
Money market investments                               1,008         871        992
Trading account securities                                75          88         84
Securities available for sale                          2,767       3,354      4,111
Investment securities (approximate fair
 value of $2,118, $2,195 and $2,365)                   2,082       2,168      2,375
Loans, net of unearned discount of
  $48, $50 and $57                                    29,142      28,279     27,393
Reserve for credit losses                               (475)       (505)      (525)
                                                     -------     -------    -------
     Net loans                                        28,667      27,774     26,868
Premises and equipment                                   573         589        569
Acquired property, net of reserves of
 $9, $9 and $10                                           48          71         80
Goodwill and other intangibles                         1,425       1,320      1,238
Mortgage servicing assets and purchased
 credit card relationships                             1,075       1,026        774
Other assets                                           3,522       3,172      2,659
                                                     -------     -------    -------
     Total assets                                    $44,892     $43,465    $42,596
                                                     =======     =======    =======

Liabilities
-----------
Deposits in domestic offices                         $27,929     $27,462    $28,657
Deposits in foreign offices                            3,376       2,727      2,717
Short-term borrowings                                  3,744       3,504      2,247
Other liabilities                                      2,434       2,190      1,721
Notes and debentures (with original
 maturities over one year)                             2,573       2,814      2,518
                                                     -------     -------    -------
     Total liabilities                                40,056      38,697     37,860

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial interests
 in Corporation's junior subordinated
 deferrable interest debentures                          991         990        990

Shareholders' equity
--------------------
Preferred stock                                          193         193        290
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 400,000,000 shares
   Issued - 294,330,960 (a); 294,330,960 (a);
     and 147,165,480 shares                              147         147         74
  Additional paid-in capital                           1,818       1,810      1,866
  Retained earnings                                    2,872       2,770      2,480
  Net unrealized gain (loss) on assets
   available for sale, net of tax                         33          24         (1)
  Treasury stock of 40,545,114 (a);
   39,753,178 (a); and 18,518,290 shares at cost      (1,218)     (1,166)      (963)
                                                     -------     -------    -------
     Total common shareholders' equity                 3,652       3,585      3,456
                                                     -------     -------    -------
     Total shareholders' equity                        3,845       3,778      3,746
                                                     -------     -------    -------
     Total liabilities, trust-preferred
      securities and shareholders' equity            $44,892     $43,465    $42,596
                                                     =======     =======    =======
-------------

(a) Reflects the two-for-one common stock split distributed on June 2, 1997.

                                      SUMMARY DATA
                                 Mellon Bank Corporation
                                   Five Quarter Trend

                                                          Quarter ended
(dollar amounts in millions,           ---------------------------------------------------
except per share amounts;             Dec. 31,  Sept. 30,   June 30,   March 31,  Dec. 31,
common shares in thousands)               1997       1997       1997       1997       1996
                                      --------  ---------   --------   --------   --------
Selected key data
-----------------
 Net income per common share (a)(b)    $   .75    $   .73    $   .71    $   .69   $    .67
 Tangible net income per
   common share (a)(b)(c)              $   .83    $   .80    $   .79    $   .77   $    .76
 Net income applicable to
   common stock                        $   191    $   191    $   186    $   182   $    179
 Tangible net income applicable
  to common stock (c)                  $   212    $   211    $   206    $   203   $    200

 Return on common shareholders'
   equity (d)                            21.2%      21.6%      21.9%      21.2%      20.9%
 Return on tangible common
   shareholders' equity (c)(d)           38.3%      37.6%      37.7%      36.3%      36.6%
  Return on assets (d)                   1.75%      1.81%      1.79%      1.83%      1.80%
  Return on tangible assets (c)(d)       2.00%      2.05%      2.04%      2.09%      2.06%
  Common equity to assets                8.13%      8.25%      7.72%      8.33%      8.11%
  Tangible common equity to assets       5.12%      5.37%      5.13%      5.60%      5.36%
  Fee revenue as a percentage of
    total revenue (FTE)                    66%        63%        59%        59%        60%
  Efficiency ratio excluding
    amortization of intangibles
    and trust-preferred
    securities expense                     65%        62%        59%        59%        56%
  Average common shares and
    equivalents outstanding (a)(b)     259,430    260,306    259,475    263,204    263,045

Average balances for the period
-------------------------------
  Money market investments             $ 1,397    $ 1,231    $ 1,081    $ 1,032    $ 1,272
  Trading account securities               159        171        210        161         96
  Securities                             5,293      5,469      5,600      6,018      6,198
  Loans                                 28,476     27,596     27,806     27,404     27,900
  Total interest-earning assets         35,325     34,467     34,697     34,615     35,466
  Total assets                          44,266     42,879     42,413     42,187     42,636
  Total tangible assets                 42,888     41,588     41,207     40,964     41,395
  Deposits                              31,085     30,349     30,113     30,280     31,569
  Total interest-bearing
    liabilities                         28,123     27,266     27,830     27,485     29,210
  Common shareholders' equity            3,573      3,520      3,393      3,490      3,410
  Tangible common shareholders'
    equity                               2,195      2,229      2,187      2,267      2,169
  Total shareholders' equity             3,766      3,713      3,586      3,735      3,820

_______________________
(a) Diluted.
(b) Earnings per share are presented in accordance with the requirements of Financial Accounting Standard No. 128, "Earnings per Share," which was adopted by the Corporation in the fourth quarter of 1997. Prior-period amounts have been restated. In addition, amounts were restated to reflect the two-for-one common stock split distributed on June 2, 1997.
(c) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(d)  Annualized.
Note: All calculations are based on unrounded numbers.

                        CONDENSED CONSOLIDATED INCOME STATEMENT
                                Mellon Bank Corporation
                                   Five Quarter Trend

                                                          Quarter ended
                                      --------------------------------------------------
(in millions, except per              Dec. 31, Sept. 30,   June 30,  March 31,  Dec. 31,
 share amounts)                           1997      1997       1997      1997       1996
                                      -------- ---------   --------  --------   --------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $23, $22, $19, $17 and $24)     $ 577     $ 567      $ 571     $ 553      $ 579
Interest-bearing deposits with banks         6         6          7         7          8
Federal funds sold and securities
 under resale agreements                    10         9          6         5          7
Other money market investments               2         2          1         1          1
Trading account securities                   2         2          3         2          1
Securities                                  88        94         96        99        103
                                         -----     -----      -----     -----      -----
    Total interest revenue                 685       680        684       667        699

Interest expense
----------------
Interest on deposits                       224       220        219       215        240
Federal funds purchased and securities
 under repurchase agreements                22        17         20        18         20
Other short-term borrowings                 29        28         28        20         24
Notes and debentures                        49        49         47        44         44
                                         -----     -----      -----     -----      -----
    Total interest expense                 324       314        314       297        328
                                         -----     -----      -----     -----      -----
    Net interest revenue                   361       366        370       370        371
Provision for credit losses                 73        25         25        25         80
                                         -----     -----      -----     -----      -----
    Net interest revenue after
     provision for credit losses           288       341        345       345        291

Noninterest revenue
-------------------
Trust and investment fee revenue           387       375        283       266        259
Cash management and deposit
 transaction charges                        65        62         59        56         56
Mortgage servicing fees                     56        53         53        51         49
Foreign currency and securities
 trading revenue                            36        32         25        25         19
Credit card fees                            24        24         25        24         28
Information services fees                    9         7         13        13         16
Gain on sale of corporate trust business    43         -          -         -          -
Gain on sale of credit card portfolio        -         -          -         -         57
Other                                       87        82         82       101         82
                                         -----     -----      -----     -----      -----
    Total fee revenue                      707       635        540       536        566
Gains on sales of securities                 -         -          -         -          3
                                         -----     -----      -----     -----      -----
    Total noninterest revenue              707       635        540       536        569

Operating expense
-----------------
Staff expense                              354       344        276       268        267
Net occupancy expense                       64        55         54        52         49
Professional, legal and other
 purchased services                         72        55         46        46         50
Equipment expense                           65        38         36        36         39
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                              33        29         28        28         25
Amortization of goodwill and other
 intangible assets                          26        25         27        27         27
Other expense                              108       105        104       108        102
Trust-preferred securities expense          19        20         19        20          3
Net revenue from acquired property         (12)       (1)        (3)       (3)        (3)
                                         -----     -----      -----     -----      -----
    Total operating expense                729       670        587       582        559
                                         -----     -----      -----     -----      -----
    Income before income taxes             266       306        298       299        301
Provision for income taxes                  71       111        108       108        107
                                         -----     -----      -----     -----      -----
    Net income                             195       195        190       191        194
Dividends on preferred stock                 4         4          4         9         15
                                         -----     -----      -----     -----      -----
    Net income applicable to
     common stock                        $ 191     $ 191      $ 186     $ 182      $ 179
                                         =====     =====      =====     =====      =====

Basic net income per common share        $ .76     $ .75      $ .73     $ .70      $ .69
                                         =====     =====      =====     =====      =====
Diluted net income per common share      $ .75     $ .73      $ .71     $ .69      $ .67
                                         =====     =====      =====     =====      =====